FOURTEENTH AMENDMENT
                              --------------------

         This Fourteenth Amendment to Lease (this "FOURTEENTH AMENDMENT") is made as of June 20, 2000, by and between HUB PROPERTIES TRUST, a Maryland real estate investment trust ("LANDLORD"), and CORVAS INTERNATIONAL, INC., a Delaware corporation ("TENANT").

                                   WITNESSETH:

         WHEREAS, Hartford Accident and Indemnity Company (the "ORIGINAL LANDLORD") and Corvas, Inc. (the "ORIGINAL TENANT") entered into a certain lease dated March 28, 1989 of a portion of the premises located at 3030 Science Park Road, San Diego, California (the "PROPERTY"), as amended by certain Lease Amendments dated March 23, 1990 and May 18, 1990; and

         WHEREAS, Corvas International, Inc., a California corporation ("CORVAS") succeeded to the interests of Original Tenant under the lease as set forth in Consent to Assignment of Lease dated March 13, 1991; and

         WHEREAS, Original Landlord and Corvas entered into a Third Lease Amendment dated May 16, 1991; Fourth Lease Amendment dated January 21, 1992; Fifth Lease Amendment dated April 15, 1992; Sixth Lease Amendment dated July 16, 1992; and Seventh Lease Amendment dated January 18, 1993; and

         WHEREAS, Tenant succeeded to the interest of Corvas as set forth in Consent to Assignment of Lease dated September 14, 1993; and

         WHEREAS, Talcott Realty I Limited Partnership succeeded to the interest of Original Landlord; and

         WHEREAS, Talcott and Tenant entered into an Eighth Lease Amendment dated July 7, 1995 and a Ninth Lease Amendment dated March 15, 1996; and

          WHEREAS, Landlord has succeeded to the interests of Talcott as set forth in Assignment and Assumption of Leases, Contracts and Other Property Interests dated December 5, 1996; and

         WHEREAS, Landlord and Tenant entered into a Tenth Amendment to Lease dated May 12, 1997; Eleventh Amendment to Lease dated April 23, 1998; Twelfth Amendment to Lease dated March 9, 1999; and Thirteenth Amendment to Lease dated June 15, 1999; and

         WHEREAS, for purposes of this Fourteenth Amendment, the above-referenced lease dated March 28, 1989 as amended on March 23, 1990; May 18, 1990; May 16, 1991; January 21, 1992; April 15, 1992; July 16, 1992; January
18, 1993; July 7, 1995; March 15, 1996; May 12, 1997; April 23, 1998; March 9,
1999 and June 15, 1999 shall be hereinafter defined collectively as "the LEASE"; and

         WHEREAS, Tenant desires to increase the size of the Premises by an additional 10,929 rentable square feet and Landlord is willing to agree to such expansion subject to and upon the terms and conditions hereinafter provided;

         NOW, THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Landlord and Tenant agree that the Lease is hereby amended as follows:

         1. The definition of "PREMISES" as set forth in Section 1(a) of the Eighth Lease Amendment and Section 1 of the Thirteenth Lease Amendment shall be deleted and the following shall be inserted in its place: "The Premises shall be deemed to consist of 31,332 rentable square feet of area (the "EXISTING SPACE") and, commencing on the Suite 202 Commencement Date (as hereinafter defined) and terminating on September 30, 2006, the Existing Space plus 10,929 rentable square feet of area ("SUITE 202") From October 1, 2006 until October 31, 2006, the Premises shall consist of Suite 202 only".

         2. The definition of "BASE RENT" set forth in Section 2 of the Thirteenth Lease Amendment shall be amended by deleting all rent set forth in the Thirteenth Lease Amendment from the date 10/01/99 and thereafter and inserting the following in its place:

                              Base Rent for the                  Base Rent for                Total Base
 Lease Period                 Existing Space Per Annum           Suite 202 Per Annum          Rent Per Annum
 ------------                 ------------------------           -------------------          --------------
 "10/01/99 to 06/30/00:       $ 883,562.40                       $0.00                        $ 883,562.40
  07/01/00 to 09/30/00:       $ 883,562.40                       $ 327,870.00                 $1,211,432.40
  10/01/00 to 09/30/01:       $ 914,487.08                       $ 327,870.00                 $1,242,357.08
  10/01/01 to 09/30/02:       $ 946,494.03                       $ 339,345.45                 $1,285,839.48
  10/01/02 to 09/30/03:       $ 979,621.43                       $ 351,222.54                 $1,330,843.97
  10/01/03 to 09/30/04:       $1,013,908.18                      $ 363,515.33                 $1,377,423.51
  10/01/04 to 09/30/05:       $1,049,394.96                      $ 376,238.37                 $1,425,633.33
  10/01/05 to 09/30/06:       $1,086,123.79                      $ 389,406.71                 $1,475,530.50
  10/01/06 to 10/31/06:       $0.00                              $ 403,035.94                 $ 403,035.94"


         3. The definition of "MONTHLY INSTALLMENTS OF BASE RENT" set forth in
Section 3 of the Thirteenth Lease Amendment shall be amended by deleting all rent set forth in the Thirteenth Lease Amendment from the date 10/01/99 and thereafter and inserting the following in its place:

                              Base Rent for the                  Base Rent for                Total Base
 Lease Period                 Existing Space Per Month           Suite 202 Per Month          Rent Per Month
 ------------                 ------------------------           -------------------          --------------
 "10/01/99 to 06/30/00:       $ 73,630.20                        $0.00                        $ 73,630.20
  07/01/00 to 09/30/00:       $ 73,630.20                        $27,322.50                   $ 100,952.70
  10/01/00 to 09/30/01:       $ 76,207.26                        $27,322.50                   $ 103,529.76
  10/01/01 to 09/30/02:       $ 78,874.51                        $28,278.79                   $ 107,153.30
  10/01/02 to 09/30/03:       $ 81,635.12                        $29,268.55                   $ 110,903.67
  10/01/03 to 09/30/04:       $ 84,492.35                        $30,292.94                   $ 114,785.29
  10/01/04 to 09/30/05:       $ 87,449.58                        $31,353.20                   $ 118,802.78
  10/01/05 to 09/30/06:       $ 90,510.32                        $32,450.56                   $ 122,960.88
  10/01/06 to 10/31/06:       $ 0.00                             $33,586.33                   $ 33,586.33"


         4. Section 4 of the Thirteenth Lease Amendment shall be amended by deleting all amounts listed from the date 10/01/99 and thereafter and inserting the following in its place:


 Lease Period                              Per Sq. Ft. Rate
 ------------                              ----------------
 "10/01/99 to 06/30/00:                    $28.20 as to the Existing Space
  07/01/00 to 09/30/00:                    $28.20 as to the Existing Space plus $30.00 as to Suite 202
  10/01/00 to 09/30/01:                    $29.19 as to the Existing Space plus $30.00 as to Suite 202
  10/01/01 to 09/30/02:                    $30.21 as to the Existing Space plus $31.05 as to Suite 202
  10/01/02 to 09/30/03:                    $31.27 as to the Existing Space plus $32.14 as to Suite 202
  10/01/03 to 09/30/04:                    $32.36 as to the Existing Space plus $33.26 as to Suite 202
  10/01/04 to 09/30/05:                    $33.49 as to the Existing Space plus $34.43 as to Suite 202
  10/01/05 to 09/30/06:                    $34.67 as to the Existing Space plus $35.63 as to Suite 202
  10/01/06 to 10/31/06:                    $36.88 as to Suite 202"


         5. Section II.D of the Lease shall be amended by inserting the following definition:

         "SUITE 202 COMMENCEMENT Date. The Suite 202 Commencement Date shall be July 1, 2000. Landlord shall deliver and Tenant shall accept Suite 202 in "as is" condition. Landlord shall have no responsibility to make any improvements to Suite 202. Tenant shall, at its sole cost and expense, have plans ("TENANT'S PLANS") prepared for any improvements to Suite 202, and shall submit Tenant's Plans to Landlord for its approval (which approval shall not be unreasonably withheld or delayed). Any disapproval shall be accompanied by a specific statement of reasons therefor and Tenant shall promptly revise and resubmit such Plans in order to obtain Landlord's approval thereof. After approval of Tenant's Plans, Tenant shall complete the work, at its sole cost and expense, as specified therein".

         6. The definition of "TERMINATION DATE" as set forth in Section II.E of the Lease shall be amended by deleting the date "September 30, 2006" therefrom and inserting the following in its place: "September 30, 2006 as to the Existing Space and October 31, 2006 as to Suite 202."

         7. The definition of "TENANT'S PROPORTIONATE SHARE" as set forth in
Section 1( c) of the Eighth Lease Amendment shall be amended by deleting the percent of 38.77 therefrom and inserting the percent of 54.298 in its place. As of the Termination Date of the Existing Space, Tenant's Proportionate Share shall be reduced to be 14.04%.

         8. As of the Suite 202 Commencement Date, Section 6 of the Thirteenth Lease Amendment shall be amended to reflect the total number of unreserved Parking Spaces to be 136 spaces. As of the Termination Date of the Existing Space, the total number of unreserved Parking Spaces shall be reduced to be 31 spaces.

         9. Section 7 of the Thirteenth Amendment to Lease shall be amended to reflect that Tenant shall increase the Security Deposit, for the period commencing July 1, 2000 and thereafter for the remainder of the term, and deliver to Landlord a fourth clean irrevocable Letter of Credit (the "JULY 2000 LETTER OF CREDIT") in the amount of $81,967.50, in a form acceptable to

Landlord upon the terms and conditions set forth in the second paragraph of
Section 7 of the Thirteenth Amendment to Lease. The July 2000 Letter of Credit together with the June 1 Letter of Credit and the October 1 Letter of Credit are hereinafter collectively referred to as the "LLC".

         10. The definition of "LANDLORD'S MAILING ADDRESS" set forth in Section 4 of the Tenth Lease Amendment shall be deleted in its entirety and the following inserted in its place: "Hub Properties Trust, 400 Centre Street, Newton, Massachusetts 02458, Attention: Jennifer B. Clark, with a copy to REIT Management and Research, Inc., 5627 Oberlin Drive, Suite 112, San Diego, California 92121, Attention: Lynn E. Schemmel and a copy to Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts 02109, Attention: Warren M. Heilbronner, Esq.

         11. Tenant warrants and represents that it has dealt with no broker other than Colliers International ("COLLIERS") in connection with the execution of this Fourteenth Amendment. Landlord shall pay a brokerage commission to Colliers pursuant to a separate agreement between Landlord and Colliers. Tenant agrees to indemnify and hold Landlord harmless from and against any and all brokerage claims, other than the amounts to be paid by Landlord as provided in the foregoing sentence.

         12. All capitalized terms used herein without definition shall have the meaning ascribed to them by the Lease.

         13. Tenant, its successors and assigns, shall not assert nor seek to enforce any claim for breach of the Lease (as amended hereby) against any of Landlord's assets other than Landlord's interest in the Property, and Tenant agrees to look solely to such interest for the satisfaction of any liability or claim against Landlord under the Lease (as so amended), it being specifically agreed that in no event whatsoever shall Landlord ever be personally liable for any such liability. Tenant further acknowledges that the Declaration of Trust of HUB Properties Trust provides, and Tenant agrees, that no trustee, officer, director, general or limited partner, member, shareholder, beneficiary, employee or agent (including any person or entity from time to time engaged to supervise and/or manage the operation of Landlord) shall be held to any liability, jointly or severally, for any debt, claim, demand, judgment, decree, liability or obligation of any kind (in tort, contract or otherwise) of, against or with respect to Landlord or arising out of any action taken or omitted for or on behalf of Landlord.

         14. As amended hereby, the Lease is hereby ratified and confirmed.

         IN WITNESS WHEREOF, the parties have hereto executed this Fourteenth Amendment as of the date first written above.

                                          LANDLORD:

                                          HUB PROPERTIES TRUST, a Maryland real
                                          estate investment trust

                                          By:  /S/ JENNIFER B. CLARK
                                               ---------------------
                                               Name:
                                               Its:



                                          TENANT:

                                          CORVAS INTERNATIONAL, INC., a Delaware
                                          corporation

                                          By:  /S/ RANDALL E. WOODS
                                               --------------------
                                               Name: Randall E. Woods
                                               Its: President & CEO